SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2006

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2006, Washington Mutual, Inc. (“WMI”) filed Articles of Amendment with the Washington Secretary of State for the purpose of amending its Articles of Incorporation to establish the preferences, limitations, voting powers and relative rights of its Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock, no par value and with a liquidation preference of $1,000,000 per share. The Articles of Amendment became effective with the Washington Secretary of State upon close of business on December 12, 2006.  A copy of the Articles of Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

                REIT Preferred Offering

On December 13, 2006, Washington Mutual Preferred Funding Trust II, a Delaware statutory trust (“WaMu Delaware II”), closed the sale of $500,000,000 of its Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Securities, liquidation preference $100,000 per security (the “Trust Securities”).

In addition, on December 13, 2006, Washington Mutual Preferred Funding LLC, a Delaware limited liability company (“WaMu LLC”), closed the sale of $500,000,000 of WaMu LLC’s Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Securities, Series 2006-C, liquidation preference $1,000 per security (the “Series 2006-C WaMu LLC Preferred Securities”) to WaMu LLC.

WaMu Delaware II offered and sold the Trust Securities in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and only to persons who are “qualified institutional buyers” within the meaning of Rule 144A and “qualified purchasers” within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended.

WaMu Delaware II used the proceeds of its offering to purchase from Washington Mutual Bank (“WMB”) a corresponding amount of the Series 2006-C WaMU LLC Preferred Securities.

University Street, Inc., an indirect subsidiary of WMB, owns 100% of WaMu LLCs common, voting securities.  As a result, WaMU LLC is an indirect subsidiary of WMB and will be consolidated in accordance with generally accepted accounting principles applicable in the United States.  Management of WMI has concluded that its consolidated ownership of WaMU LLC should be characterized as a minority interest on WMI's and WMB's respective balance sheets.  For purposes of Financial Accounting Standards Board Interpretation No. 46R, WMI has concluded that neither WaMu LLC nor WaMu Delaware II should be consolidated entities on WMI’s or WMB’s respective balance sheets.

WMI intends to use the proceeds it received in connection with the offering for general corporate purposes, which may include repurchases of shares of its publicly traded common stock.  Such repurchases would be effected in accordance with WMI’s existing common stock repurchase program, and may be made in the open market, through block trades, accelerated share repurchases, private transactions, or otherwise.

WMB has received confirmation from the Office of Thrift Supervision (the "OTS") that the Series 2006-C WaMu LLC Preferred Securities are eligible for treatment as core capital of WMB under the OTS' applicable regulatory capital regulations and intends to treat the Series 2006-C WaMu LLC Preferred Securities accordingly.

If the OTS so directs following the occurrence of an Exchange Event (defined below), each Trust Security will be automatically exchanged for a like amount of fixed-to-floating rate depositary shares representing a 1/1000th of a share of specified classes of preferred stock (the “WMI Preferred Stock”) of WMI.  “Exchange Event” means (a) WMB becoming “undercapitalized” under the OTS’ “prompt corrective action” regulations, (b) WMB being placed into conservatorship or receivership or (c) the OTS, in its sole discretion, directing such exchange in anticipation of WMB becoming “undercapitalized” in the near term or taking supervisory action that limits the payment of dividends, as applicable, by WMB, and in connection therewith, directs such exchange.

In connection with the closing of the transactions described above, on December 13, 2006, WMI entered into a Replacement Capital Covenant (the “Covenant”) whereby WMI agreed for the benefit of certain debt holders that it would not repurchase or redeem the Series 2006-C WaMu LLC Preferred Securities, the Trust Securities or the WMI Preferred Stock (including any depositary shares representing WMI Preferred Stock) unless such repurchase or redemption is made from proceeds of certain qualifying securities issuances and on other terms and conditions described in the Covenant.  A copy of the Covenant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

            Series K Preferred Stock Replacement Capital Covenant

            Attached hereto as Exhibit 99.2 is the Replacement Capital Covenant entered into by WMI in connection with WMI’s issuance on September 18, 2006 of 500 shares of its Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, $1,000,000 liquidation preference per share.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)                Exhibits

4.1	Articles of Amendment of Washington Mutual, Inc. with respect to the Series L Preferred Stock filed with the Washington Secretary of State on December 12, 2006
99.1	Replacement Capital Covenant dated December 13, 2006, by Washington Mutual, Inc. in favor of specified debtholders.
99.2	Replacement Capital Covenant dated September 18, 2006, by Washington Mutual, Inc. in favor of specified debtholders

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Amendment of Washington Mutual, Inc. with respect to the Series L Preferred Stock filed with the Washington Secretary of State on December 12, 2006
99.1	Replacement Capital Covenant dated December 13, 2006, by Washington Mutual, Inc. in favor of specified debtholders.
99.2	Replacement Capital Covenant dated September 18, 2006, by Washington Mutual, Inc. in favor of specified debtholders